THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                            SHARE PURCHASE AGREEMENT

     This SHARE PURCHASE AGREEMENT (the "Agreement"), is made this 15th day of March, 1999, by and between SPORTS GROUP INTERNATIONAL, INC. ("SPGK"), a Florida corporation, and SURF CITY ACQUISITION CORPORATION II ("SCAC"), an Arizona corporation.

                                    RECITALS

     1. SPGK is a corporation duly organized and existing under the laws of the State of Florida with an authorized capital stock consisting of 50,000,000 shares of voting common stock, $0.001 par value ("SPGK Common Stock"), of which 6,300,000 shares are issued and outstanding prior to its merger with Sports Group International ("SGI") and 13,747,246 shares are issued and outstanding following its merger with SGI. Said shares take into account the share exchange between SPGK and SGI and all shares issued for debt reduction by SGI.

     2. Prior to the date of this Agreement, Investors Communication Group, Inc. ("ICC") entered into an agreement with Louise Cunningham ("LC") herein ICC purchased 95% of the outstanding common stock of Secretarial Services of Orlando, Inc., a Florida corporation ("Secretarial"). All contingencies and conditions of the ICC-LC agreement have been completed and satisfied. The undersigned, on behalf of SPGK hereby represents and warrants that the ICC-LC Agreement has been completed and that the undersigned has the right and power to enter into this Agreement. Prior to the date of this Agreement, Secretarial formally changed its name to Sports Group International, Inc., a Florida corporation, with a symbol on the NASD of "SPGK" ("SPGK"). SPGK is a party to an Amended Merger Agreement and Plan of Reorganization, dated March 15, 1999 ("Plan of Merger") with Sports Group International, Inc., a Delaware corporation ("SGI). (A true and correct copy of the ICC-LC Agreement and the Plan of Merger are attached collectively hereto as Exhibit "A."). THIS SHARE PURCHASE AGREEMENT IS BEING ENTERED INTO AND EXECUTED FOLLOWING THE CLOSING OF THE COMPLETED PURCHASE BY ICC OF LC'S SHARES AS REPRESENTED IN EXHIBIT "A", THE NAME CHANGE OF SECRETARIAL TO SPORTS GROUP INTERNATIONAL, INC., A FLORIDA CORPORATION, THE SYMBOL ON NASD OF SPGK, AND THE PLAN OF MERGER BETWEEN SPGK AND SGI, AND IN RELIANCE OF THE CLOSING OF THE PLAN OF MERGER. WITHOUT ALL OF THE AFOREMENTIONED TRANSACTIONS BEING COMPLETE, SCAC WOULD NOT ENTER INTO THIS AGREEMENT.

     3. SCAC is a corporation duly organized and existing under the laws of the State of Arizona with authorized capital stock consisting of 10,000,000 shares of voting common stock, $.01 par value, of which 850,000 shares are issued and outstanding ("SCAC Common Stock") and 1,000,000 authorized Serial Preferred Stock with a par value of $10.00 per share of which 0 shares are issued and outstanding ("SCAC Preferred Stock"). SCAC is the owner of 100% of the outstanding common shares of Surf City Squeeze, Inc., which owns all of the shares of its subsidiaries. (Surf City Squeeze, Inc. and its subsidiaries are collectively referred to herein as "Surf City").

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
     4. SPGK will issue and deliver 525,000 shares of SPGK Series A Redeemable Convertible Secured Preferred Stock in consideration for the issuance and delivery of 825,000 shares of SCAC Common Stock which represents 100% of the total of the issued and outstanding shares of SCAC Common Stock ("the "Transaction"). In addition, SPGK will issue but not deliver an additional 50,000 shares of SPGK Series A Redeemable Convertible Secured Preferred Stock to cover those shares necessary to provide shares of stock in the event that the Weider Warrants are exercised. (See Article 2.2(e)).

     5. In Exhibit "E" to this Agreement, SGI Proforma Balance Sheet for the 1st Quarter for the period ending March 31, 1999, there is a balance of $1,007,012.00 identified as "Other Assets (2)." It is understood and being relied upon by the parties to this Agreement that Investors Communication Corporation, Inc. and Jeffrey Black (hereinafter collectively referred to herein as "Black") are the debtors of said asset for $1,000,000.00 payable to SPGK (hereinafter "Note") on said Proforma and that said Note shall be paid from the proceeds of Black's free trading 504 shares.

     6. SPGK and SCAC desire to make certain representations, warranties, covenants and agreements in connection with the Transaction, and also desire to prescribe various conditions precedent to the Transaction.

     NOW, THEREFORE, in consideration of the recitals which are a part of this Agreement, and of the mutual agreements, SPGK and covenants herein contained, including the recitals above which are part of this Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE 1

1.   CONSIDERATION OF SECURITIES AND PLAN OF TRANSACTION

     1.1 CONSIDERATION. Subject to all of the terms and conditions of this Agreement, SPGK agrees to issue and deliver to Kevin A. Blackwell 525,000 shares of SPGK Preferred stock in consideration for the issuance and delivery to SPGK by Kevin A. Blackwell that number of shares of SCAC Common Stock which, at the Closing Date, will represent 100% of the total of the issued and outstanding shares of SCAC Common Stock.

          1.1.1 Valid and binding obligations of SPGK and SCAC existing on the Closing Date shall become and remain the valid and binding obligations of the surviving corporation.

          1.1.2 SPGK agrees to assume any and all obligations of SCAC, Kevin Blackwell, Kathryn Blackwell and David Guarino (Collectively "SCAC"), whether incurred prior to this Agreement or after this Agreement. In addition, SPGK agrees to assume any and all obligations of the officers, directors, shareholders and employees of SCAC incurred on behalf of SCAC or for the benefit of SCAC. In addition, SPGK expressly agrees to assume any and all obligations owing, owed or to be owed pursuant to any and all Personal Guarantees enforced or enforceable against Kevin A. Blackwell, Kathryn Blackwell, and any other (past or present) officer, director and/or shareholder of Surf City Squeeze, Inc., Kona Coast Provisions, Surf City Squeeze Franchise Corporation or Malibu Smoothie Franchise Corporation. This agreement to assume Personal Guarantees includes any and all Personal Guarantees signed by Kevin A. Blackwell ("KAB") and Kathryn Blackwell after this Agreement is executed.

     1.2 FRACTIONAL SHARES. Fractional common shares shall not be issued; and fractional shares shall be rounded up to the nearest whole share.

     1.3 SPGK SHARES EXEMPT FROM REGISTRATION. The parties hereto intend that the SPGK shares to be issued to the Shareholders at the Closing shall be exempt from the registration requirements of the Securities act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

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     1.4  ADDITIONAL   CONSIDERATION.   As  additional   consideration  for  the
Transaction.

          (a) SPGK shall provide to SCAC working capital in the amount of $1,000,000.00. Said sum shall be due and payable as follows:

               (i)   $250,000.00 on or before April 1, 1999;
               (ii)  $250,000.00 on or before April 30, 1999;
               (iii) $250,000.00 on or before June 30, 1999; and
               (iv)  $250,000.00 on or before September 30, 1999.

          (b) During the period of three (3) years from the Date of Closing, the SPGK Board of Directors shall consist only of five (5) members, three (3) of whom shall be selected by KAB.

     1.5 USE AND DISPOSITION OF PREFERRED STOCK. At Closing, SPGK will deliver to KAB, 525,000 shares of Series A Redeemable Convertible Secured Preferred Stock. 50,000 shares of said stock shall be held by KAB for issuance to Weider in the event that Weider exercises its Warrants as described in Article 2.2(e) of this Agreement and Attached hereto as Exhibit "B" and incorporated herein by this reference.

          1.5.1 In addition to the 525,000 shares of Series A Redeemable Convertible Secured Preferred Stock issued to KAB, SPGK shall issue and hold an additional 50,000 shares of said Stock for use and issuance in the event that Weider exercises its Warrants as described in Article 2.2(e) of this Agreement.

          1.5.2 If Weider exercises its Warrants prior to expiration, KAB and SPGK will each transfer and/or issue to Weider a total of 100,000 Series A Redeemable Convertible Secured Preferred Stock to Weider. Said transfer shall be divided as follows: KAB shall transfer to Weider 50,000 shares of Series A Stock and SPGK will transfer 50,000 shares of Series A Stock. If Weider fails to exercise its Warrants prior to expiration and said Warrants expire, the Series A Redeemable Convertible Secured Preferred Stock held for Weider by KAB shall become unrestricted Preferred shares for the sole use of KAB. The Preferred shares held by SPGK shall expire upon the expiration of the Weider Warrants.

     1.6 REDEMPTION FEATURE. At the option of the Holder, shares of KAB's Series A Stock may be redeemed, in whole or in part, at any time and from time to time after the date of issuance of the Shares of Series A Stock to be redeemed, upon the terms and conditions set forth as follows:

          1.6.1 The redemption price per share shall be Ten Dollars ($10.00) per share, plus an amount equal to unpaid cumulative dividends accrued to date of redemption (whether or not declared), which shall be accrued at the dividend rate of 10% per annum and payable quarterly, pro rata to the date of redemption.

          1.6.2 Redemption Schedule. 1/5 of outstanding Series A Stock may be redeemed 1 year from the date of issuance. An additional 1/5 of outstanding Series A Stock may be redeemed 2 years from the date of issuance. All outstanding Series A Stock may be redeemed 3 years from the date of issuance.

          1.6.3 Waiver of Redemption Feature. At the absolute and sole discretion of the Holder of the Series A Stock, the Redemption Feature, or any part thereof can be waived. In the event that said waiver is made, the holder of said Series A Stock, Issued and Outstanding at the time of the waiver, shall be entitled to purchase ten (1) share of SPGK Common Stock for every five (5) shares of Series A Stock held by the Holders, for $1.00 each.

     1.7 SECURITY FEATURE. The Holder of the Series A Stock shall be secured by 100% of the Outstanding Shares of the SCACII Common Stock pursuant to the terms of the Pledge Agreement dated March 12, 1999.

                                     3 of 14

          1.7.1 Default. Any of the following events shall be deemed a "default" for the purposes of this Article:

               (a) If the SCAC Holder presents Series A Stock to the Company for redemption and the Company cannot redeem said shares;

               (b) SPGK loses its Exclusive License to market the Spalding name as permitted in the Spalding License

               Agreement (the Spalding License along with all amendments and renewals are attached hereto as Exhibit "C" and incorporated herein by this reference);

               (c) Filing by SPGK of a voluntary petition in bankruptcy or seeking reorganization, adjustment, readjustments of debts, or any other relief under the Bankruptcy Code, as amended, or any insolvency act or law, state or federal, now or hereafter existing;

               (d) Filing of an involuntary petition against SPGK in bankruptcy or seeking reorganization, arrangement, readjustment of debts, or any other relief under the Bankruptcy Code, as amended, or. under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged;

               (e) Failure of SPGK to provide funding to SCAC on the following schedule:

                  1. $250,000.00 to be received on or before April 1, 1999;
                  2. $250,000.00 to be received on or before April 30, 1999;
                  3. $250,000.00 to be received on or before June 30, 1999; and
                  4. $250,000.00 to be received on or before September 30, 1999.

          Said funding shall be secured without encumbering any of the assets of SCAC or its subsidiaries.

          1.7.2 Remedies upon the Occurrence of an Event of Default. Upon the occurrence of an Event of Default as defined in Article 1.7.1 of this Agreement, KAB may at his option exercise any rights identified in the Pledge Agreement attached hereto and incorporated herein by this reference as Exhibit "D".

                                    ARTICLE 2

2.   REPRESENTATIONS AND WARRANTIES

     2.1 SPGK REPRESENTATIONS AND WARRANTIES. Except as disclosed in the Disclosure Schedule dated as of the date of this Agreement and delivered to SCAC concurrently herewith (by specific reference to the section hereof pursuant to which the disclosure is being made), SPGK represents and warrants, as follows:

          (a) ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to conduct its business as it is now being conducted, and to own and lease its properties and assets; and it is duly qualified to do business as a foreign corporation in good standing in every jurisdiction in which the conduct of its business or ownership or leasing of its properties requires such qualification or, if any jurisdiction is not so qualified, such failure to qualify will not have any material adverse effect on its "business, prospects, assets, income or financial conditions" (hereinafter "Financial Condition").

          (b) AUTHORITY. It has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this agreement and the consummation of the transactions contemplated herein have been duly and validly authorized and approved by its Board of Directors, and no other corporate proceedings on its part are necessary to authorize this Agreement or the consummation of the transactions contemplated herein. This Agreement has been duly and

                                     4 of 14
     validly executed and delivered by it and constitutes a valid and binding agreement of it, enforceable against it in accordance with the terms hereof.

          (c) CONFLICTS/APPROVALS. Neither the execution and delivery of this Agreement nor compliance by it with the terms thereof by SPGK will (1) violate or conflict with or result in a breach or default of any of the terms or conditions of the Articles of Incorporation or Bylaws of SPGK; (2) violate any applicable law, statute, rule, regulation or order promulgated by any governmental authority; or (3) conflict with or result in a material breach, acceleration or material default or under any of the terms, conditions of (A) any judgment, order, decree, or ruling to which it is a party, or any injunction to which it is subject, or any court or governmental authority, domestic or foreign, or (B) any agreement, contract or commitment to which it s a party; or (4) require the consent or approval of, or declaration, filing or registration with, any non-governmental third party or, to the best of its knowledge, any governmental authority, or stock exchange in the United States.

          (d) AFFILIATES. Except as set forth in Item 2.1(d) of the Disclosure Schedule, no person owns of record or, to its best knowledge, owns beneficially five percent (5%) or more of any class of its issued and outstanding voting securities. In Schedule 2.1 attached hereto, SPGK lists its stock ownership. SPGK has no controlled subsidiaries.

          (e) LITIGATION. Except as set forth in Item 2.1(e) of the Disclosure Schedule, (1) there is no action, suit, proceeding, claim or investigation, pending or, to its knowledge, threatened, by or against or otherwise affecting it which might have a material adverse effect on its Financial Condition; and it knows of no basis or grounds for any such action, suit, proceeding, claim or investigation; and (2) there is no outstanding order, writ, injunction or decree of any court, government or governmental agency, or any arbitration award against it which might have a material adverse effect on its Financial Condition.

          (f) TAXES. All tax returns and reports required by law to be filed by it have been duly filed or are in the process of being filed, and, except as set forth in Item 2.1(f) of the Disclosure Schedule, all taxes, assessments, fees and other governmental charges (collectively "Taxes") upon it or upon any of its respective properties, assets, interest or income which are due and payable have been paid or adequate reserve therefor have been provided for on its books and financial statements.

          (g) TITLE. To the best of its knowledge and belief, except as set forth in Item 2.1(g) of the Disclosure Schedule, it has good and marketable title to all of the properties and assets, real and personal, which it purports to own, free and clear of all liens, claims, charges, encumbrances and restrictions of whatsoever nature ("Encumbrances").

          (h) SECURITIES COMPLIANCE. To the best of its knowledge and belief during the five (5) year period prior to the execution of this Agreement, no Director of Officer of it has been involved in any of the events set forth in Rule 401(f) of Regulation S-K of the Securities Act of 1933, as amended ("Act"). It has never been subject to any claim or proceeding brought by any shareholder of it under either state or federal securities laws. In addition, the stock of SPGK is freely trading as a priced quotation listed on the Over the Counter Bulletin Board of the NASD and is not subject to any investigation or inquiry by the NASD, SEC or any other governmental agencies.

          (i) LOANS. It has not received any notices of default, other than those already disclosed, regarding any of their loans or other credit facilities.

          (j) CONDUCT OF BUSINESS. Since December 1, 1998, except as set forth in Item 2.1(j) of the Disclosure statement, it has not:

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               1.  Directly  or  indirectly  redeemed,  purchased  or  otherwise acquired or re-capitalized or reclassified any of its capital stock or liquidated in whole or in part;

               2. Merged or consolidated with any other companies.

               3. Mortgaged, pledged or otherwise encumbered any of its assets;

               4. Altered or amended its certificate of incorporation or bylaws;

               5. Entered into, materially amended or terminated any material contract, agreement, franchise, permit or license; and

               6. Except in the normal course of business made any material increase in compensation payable or to become payable by it to its directors, officers or employees, or any increase in benefits or benefit plan costs, or any increase in any bonus, insurance, pension, compensation or other benefit plan covering any directors or officers.

          (k) CAPITAL. Its authorized capital stock consists of 100,000,000 common voting shares, par value $0.001, of which 13,747,246shares are issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable.

          (l) FINANCIALS. Attached hereto as Exhibit "E" are true and correct copies of (1) the audited financial statement for the period ending December 31, 1997; (2) the unaudited financial statements for the period ending December 31, 1998; and (3) the unaudited Proforma Balance Sheet for the First Quarter of 1999, dated March 31, 1999. There has not been any material adverse change in the Financial Condition, results of operations or business of SPGK since February 28, 1999, and no event or condition has occurred or exists which will result in a material adverse change other than changes resulting from general economic conditions.

          (m) ISSUANCE OF SPGK SHARES. All approvals, permits, consents, orders and authorizations have been obtained and the necessary documents have been filed under all applicable laws of the United States to qualify the issuance, exchange and distribution of the SPGK Shares to be issued to the Shareholders pursuant to this Agreement.

     2.2 SCAC REPRESENTATIONS AND WARRANTIES. Except as disclosed in the Disclosure Schedule dated as of the date of this Agreement and delivered to SPGK concurrently herewith (by specific reference to the section hereof pursuant to which the disclosure is being made), SCAC represents and warrants to SPGK as follows:

          (a) ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to conduct its business as it is now being conducted.

          (b) AUTHORITY. It has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this agreement and the consummation of the transactions contemplated herein have been duly and validly authorized and no other corporate proceedings on its part are necessary to authorize this Agreement or the consummation of the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by it and constitutes a valid and binding agreement of it, enforceable against it in accordance with the terms hereof.

          (c) CONFLICTS/APPROVALS. Neither the execution and delivery of this Agreement nor compliance by it with the terms thereof by SPGK will (1) violate or conflict with or result in a breach or default of any of the terms or conditions of the Articles of Incorporation or Bylaws of SPGK; (2) violate any applicable law, statute, rule, regulation or order promulgated

                                     6 of 14
     by any governmental authority; or (3) conflict with or result in a material breach, acceleration or material default or under any of the terms, conditions of (A) any judgment, order, decree, or ruling to which it is a party, or any injunction to which it is subject, or any court or governmental authority, domestic or foreign, or (B) any agreement, contract or commitment to which it is a party; or (4) require the consent or approval of, or declaration, filing or registration with, any non-governmental third party or, to the best of its knowledge, any governmental authority, or stock exchange in the United States.

          (d) CAPITAL. Its authorized capital stock consists of 10,000,000 common shares, $.01 par value, of which 825,000 shares are issued and outstanding. All of such issued and outstanding common voting shares are validly issued, fully paid, and non-assessable. In addition, Its authorized Serial Preferred Stock, $10 par value, of which 0 shares are issued and outstanding.

          (e) WEIDER WARRANTS. SCAC has issued Warrants to Weider Health & Fitness, a Nevada Corporation ("Weider"), which permits Weider to purchase 175,000 shares of SCAC. Pursuant to the terms of the Warrant Agreement (a true and correct copy is attached hereto as Exhibit "B" and incorporated herein by this reference), SPGK expressly assumes and acknowledges said Warrants and agrees to deliver the Holder of said Warrants such shares of stock, securities or assets as, in accordance with the provisions contained within said Warrant Agreement. SPGK further agrees to defend, indemnify and hold harmless, the shareholders, officers, directors and employees of SCAC and Surf City for and from any action by Weider relating to the Warrants identified in Exhibit "B" of this Agreement.

                                    ARTICLE 3

3.   CONDITIONS PRECEDENT TO SPGK'S PERFORMANCE.

     3.1 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by SCAC in this Agreement, or in any written Statement that shall be delivered to SPGK by SCAC under this Agreement, shall be true and accurate in all material respects and as of the Closing Date as though made at that time.

     3.2 PERFORMANCE. SCAC shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with on or before the Closing Date. If SCAC has not performed, SPGK may give SCAC written notice, prior to Closing, including particulars known to it, and the Closing shall be delayed and SPGK shall have ten (10) days to perform or comply. SPGK's signature on this Agreement shall be deemed to be SPGK's acceptance of performance by SCAC and satisfaction with said performance and condition of SCAC.

     3.3 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority pertaining to the transaction contemplated by this Agreement or to its consummation shall have been instituted or threatened against SCAC or Surf City on or before the Closing Date other than as listed on Exhibit "F".

     3.4 CORPORATE PROCEEDINGS. All corporate and other necessary proceedings contemplated herein, and all documents necessary thereto, shall be reasonably satisfactory in form and substance to the parties hereto and to their counsel.

          (a) STATUTORY REGULATIONS. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled, all authorizations, consents and approvals of all non-governmental; third parties, and all governmental authorities required to be obtained in order to permit consummation of the transactions contemplated by this agreement, and to permit the business currently carried on by it to continue unimpaired immediately following the Closing Date, shall have been obtained.

                                     7 of 14

          (b) SHAREHOLDER APPROVAL. The transactions contemplated by this Agreement shall have been approved in the manner required by law by the holders of the issued and outstanding shares of SCAC Common Stock, entitled to vote thereon, and all other corporate action required by law with respect to the Transaction shall have been taken.

     3.5 OFFICER'S CERTIFICATE. SCAC shall have delivered to SPGK a certificate, dated the Closing Date and signed by its President, certifying that the conditions specified in this Agreement have been fulfilled and accepted. In the alternative, the signature of an Officer to this Agreement shall constitute certification that the conditions specified in this Agreement have been fulfilled.

                                    ARTICLE 4

4.   CONDITIONS PRECEDENT TO SCAC PERFORMANCE

     4.1 CONDITIONS. SCAC's obligations hereunder shall be subject to the satisfaction, at or before the Closing Date, of all the conditions set forth in this Agreement and, upon finalization and execution of all documentation, SCAC shall have a period of fifteen (15) days to have said Transaction and documentation reviewed and approved by securities counsel. Failure to obtain such approval will not void this Agreement. SCAC may waive any or all of these conditions, in whole or in part, without prior notice, so long as such waiver is in writing and provided, however, that no such waiver of a condition shall constitute a waiver by SCAC of any other condition or any of SCAC's rights or remedies, at law or in equity, if SPGK shall be in default of any of its representations, warranties, or covenants under this Agreement.

     4.2 ACCURACY OF REPRESENTATION. Except as otherwise permitted by this Agreement, all representations and warranties by SPGK in this Agreement, or in any written Statement that shall be delivered to SCAC by SPGK under this Agreement, shall be true and accurate in all material respects and, as of the Closing Date, as though made at that time.

     4.3 PERFORMANCE. SPGK shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date. If SPGK has not performed, SCAC may terminate this Agreement at its sole discretion any time after thirty (30) days from signature.

     4.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority pertaining to the transaction contemplated by this Agreement or to its consummation shall have been instituted or threatened against SPGK on or before the Closing Date.

     4.5 CORPORATE PROCEEDINGS. All corporate and other necessary proceedings contemplated herein and all documents necessary thereto shall be reasonably satisfactory in form and substance to the parties hereto and to their counsel.

          (c) STATUTORY REGULATIONS. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled, all authorizations, consents and approvals of all non-governmental; third parties, and all governmental authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement and to permit the business currently carried on by it to continue unimpaired immediately following the Closing Date shall have been obtained.

          (d) SHAREHOLDER APPROVAL. The transactions contemplated by this Agreement has been approved in the manner required by law by the holders of the issued and outstanding shares of SPGK Common Stock, entitled to vote thereon, and all other corporate action required by law with respect to the Transaction has been taken.

                                     8 of 14

     4.6 OFFICER'S CERTIFICATE. SPGK shall deliver to SCAC a certificate, dated the Closing Date and signed by its President, certifying that the conditions specified this Agreement have been fulfilled and accepted. In the alternative, the signature of an Officer to this Agreement shall constitute certification that the conditions specified in this Agreement have been fulfilled and accepted.

                                    ARTICLE 5

5.   CLOSING.

     5.1 CLOSING. The Closing (the "Closing Date") shall take place at such location and time on March 15, 1999, or on such date and at such time as the parties may mutually agree upon.

     5.2 SPGK DELIVERIES TO SCAC. At Closing, SPGK shall deliver to SCAC and KAB the following instruments and documents:

          (a)  Certificates   representing  525,000  shares  of  SPGK  Series  A
     Redeemable Convertible Preferred Stock, par value $10.00 with cumulative dividends of 10% per annum on the outstanding shares;

          (b) Certified resolutions of SPGK's Board of Directors, in a form satisfactory to counsel for SCAC, authorizing the execution and performance of this Agreement and all actions to be taken by SPGK under this Agreement;

          (c) A Certificate executed by the President or Vice President and the Secretary of SPGK certifying that all of SPGK's representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on the date of Closing or alternatively, the signature of an officer and/or director of SPGK to this agreement shall be deemed said certification of said officer and/or director of SPGK and thus bind the company; and

          (d) SPGK shall deliver the opinion of its counsel, dated the Closing Date, in form and in substance satisfactory to counsel for SCAC to the effect that or in the absence of an opinion from counsel for SPGK, the undersigned, on behalf of SPGK, represents and warrants that:

               (1) SPGK is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, duly qualified to do business and in good standing in each State where its business requires qualification.

               (2) SPGK's authorized capital stock is as set forth in Section 2 hereof and as listed in Schedule 2.1 attached hereto.

               (3) The execution and consummation of this Agreement have been duly authorized and approved by SPGK's Board of Directors. To the best of counsel's knowledge and belief, after reasonable inquiry, the making and performance of this Agreement by SPGK will not violate SPGK of any laws, rules, regulations, decrees, orders or judgments known to such counsel of SPGK's Certificate of Incorporation or Bylaws and will not result in the breach or violation of, or constitute a default under, any contractual agreement of SPGK.

               (4)  Counsel  or  the   undersigned   has  no  knowledge  of  any
          litigation,  proceeding  or  investigation  of the type  described  in
          Section 2.1(e) hereof.

               (5) The SPGK shares pursuant to this Agreement are duly and validly authorized and issued and are fully paid and non-assessable.

                                     9 of 14

               (6) All applicable approvals, permits, consents, orders and authorizations have been obtained, and the necessary documents have been filed under all applicable laws of the United States and, except for filing of requisite notices or other documentation with any applicable governmental authority or stock exchange in the United States, no other regulatory action is required in connection with the issuance and delivery of SPGK Common Stock. SPGK is listed, quoted and trading on the Over the Counter Bulletin Board of the NASD as of the date of this Agreement.

     5.3 SCAC'S DELIVERIES TO SPGK. At Closing, SCAC shall deliver to SPGK the following instruments and documents:

          (a) Certificates representing 825,000 shares of Common Stock of SCAC, par value $0.01, representing therein no less than 100% of the issued and outstanding capital stock of SCAC.

          (b) Certified resolutions of SCAC's Board of Directors, in a form satisfactory to counsel for SPGK, authorizing the execution and performance of this Agreement and all actions to be taken by SCAC under this Agreement; and

          (c) A Certificate executed by the President or Vice President and the Secretary of SPGK certifying that all of SCAC `s representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on the date of Closing.

                                    ARTICLE 6

6.   DISPUTE RESOLUTION.

     6.1 GOOD FAITH NEGOTIATION FOLLOWED BY MEDIATION. The parties will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this agreement. Either party may initiate negotiations by providing written notice in letter form to the other party, setting forth the subject of the dispute and the relief requested. The recipient of such notice will respond in writing within five days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each party with full settlement authority will meet at a mutually agreeable time and place within twenty days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. If the dispute is not resolved by these negotiations, the matter will be submitted to JO AO MO S/ENDISPUTE, or its successor, or another mediation firm or retired judge mutually agreed upon by the parties for mediation.

     6.2 MEDIATION. Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to this agreement, may be commenced until the matter has been submitted to JO AO MO S/ENDISPUTE, or its successor, or another mediation firm or retired judge mutually agreed upon by the for mediation. Either party may commence mediation by providing to JO AO MO S/ENDISPUTE and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JO AO MO S/ENDISPUTE and with one another in selecting a mediator from JO AO MO S/ENDISPUTE panel of neutrals, and in scheduling the mediation proceedings. If the parties are unable to mutually agree upon a panel of neutrals from JO AO MO S/ENDISPUTE, the parties shall mutually agree upon a retired judge or other mediator to assist the parties in the mediation process. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any JO AO MO S/ENDISPUTE employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may seek equitable relief prior to the mediation to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable

                                    10 of 14
relief, neither party may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or 45 days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the parties so desire. The provisions of this Clause may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

     6.3 COURT PROCEEDINGS.

     (a) If a dispute is mediated unsuccessfully, or a dispute arises that is not subject to the mediation provision of this Agreement, either party may avail itself of the right to seek relief from a court of competent jurisdiction in or about San Diego County, in San Diego, California, and only in that location.

     (b) All disputes which involve adjudication in a court shall be governed by the provisions of section 6 of this Agreement. If, in an action commenced in a court pursuant to section 6 of this Agreement, a party seeks temporary or preliminary injunctive relief, the court hearing the matter shall proceed to adjudicate the issues before it with respect to such relief and shall not delay the entry of any order with respect to such relief; provided, however, that except for matters fully determined in connection with proceedings for temporary or preliminary relief, the dispute resolution procedures set forth herein shall be used. If in an action commenced in court pursuant to section 6, the opposing party shall raise a legally sufficient claim by way of defense, cross-claim or counterclaim which is otherwise subject to the dispute resolution provisions of this Article 6, the court hearing the matter shall proceed to adjudicate the issues before it; provided, however, that the court may elect to use the dispute resolution procedures set forth herein with respect to any such defense, counterclaim or cross-claim to the maximum extent feasible, so long as the use of all such dispute resolution procedures may be completed within 60 days from the date the matter is referred to the mediator for that purpose.

     6.4 VENUE; WAIVER OF JURY; LIMITATION OF DAMAGES. The parties hereby agree as follows:

     (a) ANY AND ALL COURT PROCEEDINGS ARISING FROM MATTERS RELATED TO THIS AGREEMENT SHALL BE BROUGHT IN, AND ONLY IN, A COURT OF COMPETENT JURISDICTION IN SAN DIEGO COUNTY, SAN DIEGO, CALIFORNIA. IN EITHER CASE, THE PARTIES HEREBY CONSENT TO THE EXERCISE OF SUBJECT MATTER AND PERSONAL JURISDICTION BY SUCH COURTS.

     (b) THE PARTIES AGREE THAT ALL DISPUTES ADMITTED TO THE COURT PURSUANT TO THIS AGREEMENT SHALL BE TRIED TO THE COURT SITTING WITHOUT A JURY, NOTWITHSTANDING ANY STATE OR FEDERAL CONSTITUTIONAL OR STATUTORY RIGHTS OR PROVISIONS.

     (c) NO PUNITIVE OR EXEMPLARY DAMAGES SHALL BE AWARDED AGAINST EITHER PARTY, OR ANY AFFILIATES OF EITHER OF THEM, IN ANY PROCEEDING ARISING UNDER THIS AGREEMENT, AND ALL CLAIMS TO SUCH DAMAGES ARE HEREBY WAIVED.

                                    ARTICLE 7

7.   MISCELLANEOUS

     7.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only and shall in no way be deemed to define, limit, or add to the meaning of this Agreement.

     7.2 MODIFICATIONS. This Agreement may be waived, changed, modified or discharged in written form only, signed by the party seeking the waiver, change, modification or discharge and by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                                    11 of 14

     7.3 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant or condition of this Agreement shall be deemed to have been made, unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such covenant or condition; (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant or condition of this Agreement hereof shall not be deemed a waiver of such breach or failure; and
(iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

     7.4 TIME OF THE ESSENCE. Time is of the essence in this Agreement and of each and every provision hereof.

     7.5 ENTIRE AGREEMENT; MODIFICATION. This Agreement contains all of the terms and conditions and representations agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements or representations, oral or otherwise shall be deemed to exist or to bind any of the parties hereto and all prior agreements and understandings are superseded hereby. No officer or employee or agent of SCAC has any authority to make any representation or promise not contained in this Agreement. SPGK agrees that it has executed this Agreement without reliance upon any such unauthorized representation or promise and in fact has received no representation or promise not contained within this agreement. This Agreement cannot be modified or changed except by written instrument signed by all of the parties hereto.

     7.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts and/or by facsimile signatures, each of which shall be deemed an original but which together shall constitute one and the same instrument and have the same force and effect as if executed in one complete document.

     7.7 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if served personally, on the party to whom notice is to be given or on the third day after mailing, if mailed, to the party to whom notice is to be given by first class, registered or certified mail, postage prepaid, and properly addressed as follows or at an alternative address or person as the Party may from time to time furnish to the other party:

          To SPGK: Mr. Jeffrey Black c/o Investors Communications Group 43725 Monterey Avenue, Suite A
                            Palm Desert, CA 92260
                            Phone: 888-723-3742

          with a copy to:   Don Davis, Esq.
                            Davis & Associates
                            P.O. Box 2009
                            Marina Del Rey, CA 90295
                            Phone: (310) 378-8968
                            Facsimile: (310) 301-3370

          To SCAC or KAB:   Mr. Kevin Blackwell
                            7730 East Greenway Road, Suite 203
                            Phoenix, AZ 85260
                            Phone: (602) 443-0200
                            Facsimile: (602) 443-1972

          with a copy to:   Scott Levine, Esq.
                            401 West "A" Street, Suite 1805
                            San Diego, CA 92101
                            Phone: (619) 687-0100
                            Facsimile: (619) 687-0101

                                    12 of 14

     7.8 BINDING EFFECT. This Agreement is and shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of the parties to this Agreement.

     7.9 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be reasonable and necessary or convenient to effect the Transaction described herein.

     7.10 BROKERS. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker, finder or person claiming to have a right to compensation for bringing the parties into agreement.

     7.11 ANNOUNCEMENTS. SPGK and SCAC will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers. No party is permitted to announce this transaction until the all parties have signed this Agreement. This shall not prevent the parties from providing necessary persons with information about the Agreement.

     7.12 EXPENSES. In the event the Transaction contemplated hereby is consummated, SPGK will pay all legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with the Transaction.

     7.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties set forth in this Agreement, or in any instrument, certificate, opinion or other writing providing for it, shall survive for a period of twenty-four (24) months after Closing, irrespective of any investigation made by or on behalf of any party.

     7.14 EXHIBITS. As of the execution hereof, the parties hereto have provided each other with the Exhibits and a Disclosure Schedule provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits and Disclosure Schedule shall be immediately disclosed to the other party. All such Exhibits or Schedules are incorporated herein and made a part of this Agreement.

     7.15 AUTHORITY. Each party to this Agreement acknowledges that: (1) this Agreement and its reduction to final form is the result of extensive good faith negotiations between the parties through their respective counsel; (2) said counsel have carefully reviewed and examined this agreement for execution by said parties, or any of them; and (3) any statute or rule of construction that ambiguities are to be resolved against the drafting party should not be employed in the interpretation of this Agreement.

     7.16 COOPERATION. Each party hereby agrees, certifies and covenants that they will assist each other in completing and preparing any documents to effectuate the Agreement. Each party agrees, certifies and covenants that they will immediately execute and revise any corrected documents or forms as necessary and upon request in order to obtain the benefits agreed to pursuant to the terms of this Agreement. The Parties further agree to immediately initial any corrections on any documents containing typographical errors or omissions upon the request of the other Party.

     7.17 INDEMNITY. SPGK hereby agrees to protect, defend and indemnify SCAC, its direct or indirect parents, their subsidiaries, affiliates and designees and their officers (past and present), board of directors (past and present), employees (past and present), shareholders (past and present), Kevin Blackwell, David Guarino, Kathryn Blackwell (Kevin Blackwell, David Guarino, and Kathryn Blackwell are hereinafter and hereinabove referred to herein collectively with respect to this Indemnity provision along with SCAC) and hold them harmless from

                                    13 of 14
and against any and all costs and expenses actually incurred by them or for which they are liable or alleged to be liable, including attorney's fees, court costs, expert witness fees/costs, losses, liabilities, damages, claims and demands of every kind or nature, including, but not limited to lease obligations, personal guarantees, the Weider Warrants, entering into this Agreement, the avoidance of or alleged avoidance any agreement, the breach of or alleged breach of any agreement, and including those incurred pursuant to a settlement entered into in good faith. SCAC, and its direct or indirect parents, their subsidiaries, affiliates and designees and their officers (past and present), board of directors (past and present), employees (past and present), shareholders (past and present), at their sole discretion, may hire legal counsel of their sole choice to defend any actions brought against SCAC, its direct or indirect parents, their subsidiaries, affiliates and designees and officers (past and present), board of directors (past and present), employees (past and present), shareholders (past and present) which arise out of SPGK's obligations herein. SPGK hereby agrees to pay any and all attorneys' fees, expert costs, and any other fees and costs incurred by SCAC, its direct or indirect parents, their subsidiaries, affiliates and designees and their officers (past and present), board of directors (past and present), employees (past and present), shareholders (past and present) to said selected counsel upon the request of SCAC, its direct or indirect parents, their subsidiaries, affiliates and designees and their officers (past and present), board of directors (past and present), employees (past and present). SPGK will, if requested by SCAC, its direct or indirect parents, their subsidiaries, affiliates and designees and their officers (past and present), board of directors (past and present), employees (past and present), defend any suits at the sole cost and expense of SPGK. SPGK hereby agrees to defend said suits with the use of attorneys requested by SCAC, its direct or indirect parents, their subsidiaries, affiliates and designees and their officers (past and present), board of directors (past and present), employees (past and present). For purposes of this provision, requests shall be made pursuant to the Notice paragraph herein. For purposes of this provision, said request shall be deemed accepted unless written notice of said non-acceptance is received by SCAC at the address listed herein, or later changed, within 10 days of receipt of said notice. The parties may rely upon this acceptance in their action or non-action.

     7.18 SEVERABILITY. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Agreement and any present or future statute, law, ordinance, regulation or judicial decision, contrary to which the parties have no legal right under this Agreement, the latter shall prevail, but in such event the provision of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, section, sentence or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provision shall be deemed deleted, and the remaining parts thereof shall continue in full force and effect.

     7.19 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to benefit any other person or entity except the named parties hereto and no other person or entity shall be entitled to any rights hereunder by virtue of so-called "third party beneficiary rights" or otherwise.

AGREED TO AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN.

Dated: March 15, 1999                   SPORTS GROUP INTERNATIONAL, INC.

                                        By: /s/ Jeffrey Black
                                            ------------------------------------
                                            Jeffrey Black, its President and
                                            Chairman of the Board


                                            /s/ Jeffrey Black
                                            ------------------------------------
                                            Jeffrey Black, an Individual and on
                                            behalf of Investors Communication
                                            Corporation, Inc.

Dated: March 15, 1999                   SURF CITY ACQUISITION CORPORATION II

                                        By: /s/ Kevin Blackwell
                                            ------------------------------------
                                            Kevin Blackwell, President


                                            /s/ Kevin A. Blackwell
Dated: March 15, 1999                       ------------------------------------
                                            Kevin A. Blackwell, an Individual

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